Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2017 with respect to the combined consolidated financial statements and schedule of Workspace Property Trust Predecessor, in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-220964) and related Prospectus of Workspace Property Trust for the registration of its common shares.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 26, 2017